FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) September 13, 2002

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-29373	33-0836954

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

32921 Calle Perfecto
San Juan Capistrano, California 92675

(Address of principal executive offices and Zip Code)

(949) 234-1999
(Registrant’s telephone number including area code)

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to Seychelle Environmental Technologies, Inc.

Item 1.	Changes in Control of Registrant. Note Applicable

Item 2.	Acquisition or Disposition of Assets. Not Applicable

Item 3.	Bankruptcy or Receivership. Not Applicable

Item 4.	Changes in Registrant’s Certifying Accountant.

     On September 13, 2002 we engaged the firm of Deron G. Johnson & Associates 43385 Business Park Drive Suite 140, Temecula, California 92590, as our independent accountants for the fiscal year ended February 2003 – second, third and fourth quarters; and on September 13, 2002 we ceased engagement with Rushall Reital & Randall, our independent auditors for the fiscal year ending February 28th, 2002 and 1st Quarter of fiscal year ending 2003. The change of accountants was approved by our Board of Directors.

In the periods from their date of engagement to the date of their dismissal and the date of the engagement of our new accountants, which covers our two most recent fiscal years and any later interim period, we and Rushall Reital & Randall, had no disagreement in accounting principle or practices, financial statement disclosure, or auditing scope or procedure or other events reportable under Item 304 of Regulation S-K, including, but not limited to, any disagreements during our most recent fiscal year and any subsequent interim period preceding the date of resignation. Further, the former auditors report on the financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles except as follows: The audit report of Rushall Reital & Randall on the consolidated financial statements of Seychelle Environmental Technologies, Inc. contained a separate paragraph.

     “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

A copy of submitted letter from Rushall Reital & Randall, agreeing with this statement is attached hereto.

Item 5.	Other Events Not Applicable

Item 6.	Resignation of Registrant’s Directors. Not Applicable

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits. Accountants’ Letter

Item 8.	Change in Fiscal Year. Not Applicable

Item 9.	Regulation FD Disclosure. Not Applicable

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.

Dated: September 13, 2002	By:	/s/ CARL W. PALMER

Carl W. Palmer President

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

16.1	AGREEMENT LETTER OF RUSHALL REITAL & RANDALL